Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease is made this 23th day of March, 2012, by and between Industrial Equities Group LLC (“Landlord”) and Cardiovascular Systems, Inc. (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into a Lease dated September 26, 2005 and subsequently amended, expanded and extended respectively on February 20, 2007, on March 9, 2007 and on September 26, 2007 (collectively the “Lease”) for certain premises containing approximately 47,033 total square feet located at Lakeview Business Campus III, 651 Campus Drive, New Brighton, Minnesota (“Leased Premises”); and

WHEREAS, Landlord and Tenant are desirous of amending the Base Rent, extending the termination date and modifying the Lease as subsequently provided for an additional thirty-six (36) month period, terminating on November 30, 2015.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant hereby agree to amend the Lease as follows:

1.	TERM: The Lease term shall be modified to commence on July 1, 2012 and shall terminate November 30, 2015.

2.	BASE RENT: Base Rent for the Leased Premises shall be amended and paid according to the following schedule:

Period	Total Monthly Base Rent
July 1, 2012 – November 30, 2015	$36,254.60

3.	PRO-RATA SHARE: Tenant’s Proportionate Share, as defined in the Lease, shall remain 100.00%.

4.	LANDLORD IMPROVEMENTS: Landlord shall provide, at Landlord’s sole cost and expense, demolition and reconstruction of the Premises substantially consistent with current building standards and in accordance with Exhibit A herein. Landlord shall, to the extent possible, coordinate and match paint, carpet and VCT tile to the existing colors and style.

Other than the improvements required in Exhibit A herein, Tenant agrees to accept the Premises in its “AS-IS” condition. Any additional improvements shall be completed at the Tenant’s sole cost and expense.

5.	ROOF AND PARKING LOT: Tenant shall be responsible for all costs associated with ordinary repairs and maintenance on the roof and parking lot as part of Operating Expenses in Article 2.3 of the Lease. Notwithstanding the provisions of Article 2.3 of the Lease, if the roof or parking lot requires total replacement, Landlord shall replace without recovery of cost from Tenant under Operating Expenses.

6.	ROOFTOP HVAC UNITS: Consistent with the Lease, Tenant shall be responsible for the maintenance and repairs of all rooftop HVAC units servicing the Premises. In the event a unit requires replacement, Landlord shall pay for such replacement and amortize over fifteen (15) years at the interest factor of eight percent (8%). Upon unit replacement, Tenant shall be solely responsible for all future repair and maintenance on the new unit. Landlord shall have no responsibility for the replacement, repair or maintenance of any clean room mechanical or specialized HVAC or air handling equipment.

7.	OPTION TO RENEW: By written notice given to Landlord at least nine (9) months prior to the expiration of the term of this Lease, Tenant may elect to renew this Lease for one (1) additional term of five (5) years. The renewal shall be upon all the terms and conditions of this Lease, except the base rent shall be at the then prevailing market rate with annual increases for similar spaces in the market area and except that the rate shall not be less than the current rental rate and provided further that Tenant shall have no further renewal options. This Right of Renewal is not assignable to a sublessee.

8.	SURRENDER OF PREMISES: Notwithstanding the provisions outlined in Article 6.2 of the Lease, upon the expiration of this Lease, all Tenant Improvements, whether performed by Landlord or Tenant, shall be surrendered to the Landlord in good operating order and condition, normal wear and tear excepted, without any requirement to restore the Premises to the conditions existing at the time Tenant took possession.

Except as modified herein, Landlord and Tenant hereby ratify and reconfirm each provision of the existing Lease. The provisions of the Amendment shall supersede any inconsistent or conflicting provisions of the original Lease.

LANDLORD		TENANT
INDUSTRIAL EQUITIES GROUP LLC		CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ John N. Allen	By:	/s/ James E. Flaherty
	John N. Allen	Its:	CAO
Its:	Managing Agent	Date:	3/26/12
Date:	3/27/12